Exhibit 10.2

TAX SHARING AGREEMENT

     This Tax Sharing Agreement (the “Agreement”) dated as of [date] 2004, is entered into by and between Viad Corp, a Delaware corporation (“Viad”), and MoneyGram International, Inc., a Delaware corporation (“Newco”).

     WHEREAS, Viad and Newco have entered into a Separation and Distribution Agreement dated the date hereof (the “Distribution Agreement”); and

     WHEREAS, pursuant to the Distribution Agreement the remaining issued and outstanding common stock of Newco will be distributed by Viad (pro rata) to the holders of its common stock (the “Spin-Off”); and

     WHEREAS, the parties hereto desire to provide for the payment of tax liabilities and entitlement to tax refunds for the taxable periods ending before, on or after the date of the Spin-Off, to allocate responsibility and provide for cooperation in the preparation and filing of tax returns with respect to such taxable periods, and to provide for certain other related matters;

     NOW, THEREFORE, Viad, on behalf of itself and the Viad Group (as hereinafter defined) and Newco, on behalf of itself and the Newco Group (as hereinafter defined) in consideration of the mutual covenants contained herein, agree as follows:

ARTICLE I
DEFINITIONS

     Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Distribution Agreement. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

     “Actually Realized” or “Actually Realizes” means, for purposes of determining the timing of the incurrence of any Spin-Off Tax Liability, Income Tax Liability or Other Tax Liability or the realization of a Refund (or any related Income Tax or Other Tax cost or benefit) by a Person in respect of any payment, transaction, occurrence or event, the time at which the amount of Income Taxes or Other Taxes paid (or Refund realized) by such Person is increased above (or reduced below) the amount of Income Taxes or Other Taxes that such Person would have been required to pay (or Refund that such Person would have realized) but for such payment, transaction, occurrence or event.

     “Affiliate” means, with respect to any Person, any other Person that, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such party, where “control”, “controlled by” and “under common control with” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such party, whether through the ownership of voting securities, by voting trust, contract or similar arrangement, as trustee or executor, or otherwise.

     “Aggregate Spin-Off Tax Liabilities” means the sum of the Spin-Off Tax Liabilities with respect to each taxing jurisdiction.

     “Ancillary Agreements” means this Agreement, the Distribution Agreement, the Interim Services Agreement and the Employee Benefits Agreement.

     “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions located in the State of New York are authorized or obligated by law or executive order to close.

     “Cash Acquisition Merger” means a merger of a newly-formed Subsidiary of Viad or Newco, as the case may be, with a corporation, limited liability company, limited partnership, general partnership or joint venture (in each case, not previously owned directly or indirectly by Viad or Newco, as the case may be) solely for cash or a note that is not an Equity Security pursuant to which Viad or Newco, as the case may be, acquires such corporation, limited liability company, limited partnership, general partnership or joint venture and no Equity Securities of Viad or any Viad Subsidiary, or Newco or any Newco Subsidiary, are issued, sold, redeemed or acquired, directly or indirectly.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Distribution Date” means the date on which the Spin-Off occurs.

     “Equity Securities” means any stock or other equity securities treated as stock for tax purposes, or options, warrants, rights, convertible debt, or any other instrument or security that affords any Person the right, whether conditional or otherwise, to acquire stock or to be paid an amount determined by reference to the value of stock.

     “Estimated Tax” or “Estimated Taxes” means the periodic (quarterly or monthly) payment of income or franchise taxes (federal, state, local or foreign) required to be made to any Tax Authority for any taxable year or period, including any payment required to be made with an extension to file any Tax Return.

     “Fifty-Percent or Greater Interest” shall have the meaning ascribed to such term for purposes of Sections 355(d) and (e) of the Code.

     “Final Determination” means the final resolution of liability for any Tax for a taxable period, (i) by IRS Form 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the IRS, or by a comparable form under the laws of any other jurisdiction; except that a Form 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the Tax Authority to assert a further deficiency shall not constitute a Final Determination with respect to the subject matter reserved; (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (iii) by closing agreement or accepted offer in compromise under section 7121 or 7122 of the Code, or by a comparable agreement under the laws of any other jurisdiction; (iv) by any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the relevant taxing jurisdiction; or (v) by any other final disposition, including by reason of the expiration of the applicable statute of limitations or by mutual agreement of the parties.

     “Group” means either the Newco Group or the Viad Group.

     “Income Tax” (a) means (i) any foreign or any United States federal, State or local tax, charge, fee, impost, levy or other assessment that is based upon, measured by, or calculated with respect to (A) net income or profits (including, but not limited to, any capital gains, gross receipts, or minimum tax, and any tax on items of tax preference, but not including sales, use, value added, real property gains, real or personal property, transfer or similar taxes), (B) multiple bases (including, but not limited to, corporate franchise, doing business or occupation taxes), if one or more of the bases upon which such tax may be based, by which it may be measured, or with respect to which it may be calculated is described in clause (a)(i)(A) of this definition, or (C) any net worth, franchise or similar tax, in each case together with (ii) any interest and any penalties, fines, additions to tax or additional amounts imposed by any Tax Authority with respect thereto and (b) includes any transferee or successor liability in respect of an amount described in clause (a) of this definition.

     “Income Tax Liabilities” means all liabilities for Income Taxes.

     “IRS” means the United States Internal Revenue Service.

     “Material Subsidiary” means any Subsidiary that, immediately before the relevant transaction, owns, directly or indirectly, 25 percent or more of the consolidated gross assets of the Viad Group or the Newco Group.

     “Newco Board” means the Board of Directors of Newco.

     “Newco Board Certification” means a certified copy of a resolution of the Newco Board in which the Newco Board, after an investigation of the facts and advice concerning the applicable law, finds and warrants to Newco that (i) following the transaction at issue, one or more Persons will not have acquired, and will not have the right to acquire, directly or indirectly, more than 25% (by vote or value) of the outstanding Equity Securities of Newco (determined immediately after such transaction) taking into account all relevant issuances, redemptions or other acquisitions of (and agreements to issue, redeem or otherwise acquire) Equity Securities (and assuming the exercise or conversion of all such Equity Securities (if such Equity Securities are options or warrants or similar exercisable or convertible securities) and the closing of all such agreements) from the point in time two years prior to the Spin-Off to the date immediately following such transaction and pursuant to any other transaction which is part of a plan or series of related transactions (within the meaning of Section 355(e) of the Code) that includes the Spin-Off, (ii) Newco will be the surviving entity if such transaction is a merger (and the transaction is not a reverse subsidiary merger in which Newco is the surviving entity) and (iii) the facts and conclusions contained in the resolution will be true and correct at the time the transaction at issue closes.

     “Newco Businesses” means the present, former and future subsidiaries, divisions and businesses of any member of the Newco Group which are not, or are not contemplated by the Distribution Agreement to be, part of the Viad Group immediately after the Spin-Off.

     “Newco Group” means the affiliated group of corporations as defined in section 1504(a) of the Code, or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which Newco (or, with respect to any taxable period ending on or before the Effective Time (as defined in the Distribution Agreement), Travelers Express Company, Inc. (“TECI”)) would be the common parent if it were not a subsidiary of Viad, any corporation or other entity which is a subsidiary of Newco or TECI for the relevant taxable period or portion thereof, and, after the Spin-Off, any Affiliate of Newco or TECI.

     “Other Tax Liabilities” means all liabilities for Other Taxes.

     “Other Taxes” means all forms of taxation, whenever created or imposed, and whether of the United States of America or elsewhere, and whether imposed by a local, municipal, governmental, State, federation or other body, and without limiting the generality of the foregoing, shall include superfund, sales, use, ad valorem, value added, transfer, recording, withholding, payroll, employment, excise, occupation, premium or property taxes (in each case, together with any related interest, penalties and additions to tax, or additional amounts imposed by any Tax Authority thereon); provided, however, that Other Taxes shall not include any Income Taxes.

     “Person” means any individual, partnership, joint venture, limited liability company, corporation, association, joint stock company, trust, unincorporated organization or similar entity or a governmental authority or any department or agency or other unit thereof.

     “Qualified Tax Counsel” means independent United States tax counsel of recognized national standing that is acceptable to the party to whom the Unqualified Tax Opinion is to be provided.

     “Refund” means any refund of Income Taxes or Other Taxes, including any reduction in Income Tax Liabilities or Other Tax Liabilities by means of a credit, offset or otherwise.

     “Reorganization” means the Spin-Off and the other transactions contemplated by the Distribution Agreement, including the transfer of the stock of TECI by Viad to Newco by way of the Merger (as defined in the Distribution Agreement), the transfer of certain cash to Viad by Newco and the transfer of certain assets and liabilities from Viad to TECI pursuant to the Employee Benefits Agreement (as defined in the Distribution Agreement).

     “Restriction Period” means the period beginning on the date hereof and ending on the second anniversary of the Distribution Date.

     “Ruling” means (a) the private letter ruling issued by the IRS to Viad in connection with the Reorganization and (b) any similar first ruling issued by any Tax Authority other than the IRS in connection with the Reorganization.

     “Ruling Documents” means the Ruling, the Request for Rulings dated August 4, 2003, submitted on behalf of Viad to the IRS, the appendices, attachments and exhibits thereto, and any additional materials submitted at any time on behalf of Viad to the IRS in connection with such Request for Rulings.

     “Spin-Off Tax Liabilities” means, with respect to any taxing jurisdiction, the sum of (a) any increase in Income Tax Liability or Other Tax Liability (or reduction in a Refund) Actually Realized as a result of any corporate-level gain or income recognized with respect to the failure of the Reorganization to qualify for Tax-Free Status under the income tax law of such taxing jurisdiction pursuant to any settlement, Final Determination, judgment, assessment, proposed adjustment or otherwise, (b) interest on such amounts calculated pursuant to such taxing jurisdiction’s laws regarding interest on tax liabilities at the highest Underpayment Rate for corporations in such taxing jurisdiction from the date such additional gain or income was recognized until full payment with respect thereto is made (or in the case of a reduction in a Refund, the amount of interest that would have been received on the foregone portion of the Refund but for the failure of the Reorganization to qualify for Tax-Free Status), and (c) any penalties actually paid to such taxing jurisdiction that would not have been paid but for the failure of the Reorganization to qualify for Tax-Free Status in such taxing jurisdiction.

     “Supplemental Ruling” means (i) any private letter ruling issued by the IRS in connection with the Reorganization or (ii) any similar ruling issued by any Tax Authority other than the IRS in connection with the Reorganization, in each case, other than the Ruling.

     “Supplemental Ruling Documents” means (i) any Supplemental Ruling, any request for a Supplemental Ruling submitted to the IRS, together with the appendices, attachments and exhibits thereto and any supplemental filings or other materials subsequently submitted to the IRS, in connection with the Reorganization or (ii) any similar filings submitted to any other Tax Authority in connection with any such request for a Supplemental Ruling.

     “Tax Attribute” means any net operating loss, capital loss, or tax credit allowed by the Code or state, local or foreign Tax law, including, without limitation, alternative minimum tax credits, foreign tax credits and general business tax credits.

     “Tax Authority” means a governmental authority (foreign or domestic) or any subdivision, agency, commission or authority thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including, without limitation, the IRS).

     “Tax Benefit” means the amount of the decrease in the liability for Taxes (and, without duplication, the increase in any Tax refund) resulting from any increase or decrease in any item, including, but not limited to, any item of income or deduction, gain or loss or tax credit.

     “Tax Detriment” means the amount of the increase in the liability for Taxes (and, without duplication, the reduction in any Tax refund) resulting from any increase or decrease in any item, including, but not limited to, any item of income or deduction, gain or loss, or tax credit.

     “Tax Item” means any item of income, gain, loss, deduction or credit, or other attribute that may have the effect of increasing or decreasing any Tax.

     “Tax-Free Status” means the qualification of each of the Reorganization (a) as a transaction described in Sections 355(a) and 368(a)(1)(D) of the Code, (b) as a transaction in which the stock distributed thereby is “qualified property” for purposes of Section 361(c) of the Code, and (c) as a transaction in which Viad, the members of the Viad Group, Newco and the members of the Newco Group recognize no income or gain other than intercompany items or excess loss accounts taken into account pursuant to the Treasury Regulations promulgated pursuant to Section 1502 of the Code.

     “Tax-Related Losses” means (without duplication): (i) the Aggregate Spin-Off Tax Liabilities; (ii) all accounting, legal and other professional fees, and court costs incurred in connection with any settlement, Final Determination, judgment or other determination with respect to such Aggregate Spin-Off Tax Liabilities; and (iii) all costs, expenses and damages associated with stockholder litigation or controversies and any amount paid by Viad or Newco in respect of the liability of shareholders, whether paid to shareholders or to the IRS or any other Tax Authority payable by Viad or Newco or their respective Affiliates, in each case, resulting from the failure of the Reorganization to qualify for Tax-Free Status.

     “Tax Return” or “Return” means any return, filing, questionnaire or other document filed or required to be filed, including amended returns that may be filed, for any period with any Tax Authority in connection with any Taxes (whether or not a payment is required to be made with respect to such filing).

     “Taxes” means all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, federation or other body, and without limiting the generality of the foregoing, shall include income, alternative minimum, superfund, sales, use, ad valorem, gross receipts, value added, franchise, transfer, recording, withholding, payroll, employment, excise, occupation, premium or property taxes, together with any related interest, penalties and additions to tax, or additional amounts imposed by any Tax Authority upon the Newco Group, the Viad Group or any of their respective members or subsidiaries or divisions or branches or any combination thereof.

     “Underpayment Rate” means the annual rate of interest described in Section 6621(c) of the Code for large corporate underpayments of Income Tax (or similar provision of State, local, or foreign Income Tax law, as applicable), as determined from time to time.

     “Unqualified Tax Opinion” means an unqualified “will” opinion of Qualified Tax Counsel on which the party to whom such opinion is provided may rely to the effect that a transaction will not disqualify the Reorganization from Tax-Free Status, assuming that the Reorganization would have qualified for Tax-Free Status if such transaction did not occur.

     “Viad Board” means the Board of Directors of Viad.

     “Viad Board Certification” means a certified copy of a resolution of the Viad Board in which the Viad Board, after an investigation of the facts and advice concerning the applicable law, finds and warrants to Newco that (i) following the transaction at issue, one or more Persons will not have acquired, and will not have the right to acquire, directly or indirectly, more than 25% (by vote or value) of the outstanding Equity Securities of Viad (determined immediately after such transaction) taking into account all relevant issuances, redemptions or other acquisitions of (and agreements to issue, redeem or otherwise acquire) Equity Securities (and assuming the exercise or conversion of all such Equity Securities (if such Equity Securities are options or warrants or similar exercisable or convertible securities) and the closing of all such agreements) from the point in time two years prior to the Spin-Off to the date immediately following such transaction and pursuant to any other transaction which is part of a plan or series of related transactions (within the meaning of Section 355(e) of the Code) that includes the Spin-Off, (ii) Viad will be the surviving entity if such transaction is a merger (and the transaction is not a reverse subsidiary merger in which Viad is the surviving entity) and (iii) the facts and conclusions contained in the resolution will be true and correct at the time the transaction at issue closes.

     “Viad Businesses” means the present, former and future subsidiaries, divisions and businesses of any member of the Viad Group, other than the Newco Businesses.

     “Viad Group” means the affiliated group of corporations as defined in section 1504(a) of the Code, or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which Viad is the common parent, and any corporation or other entity which is a member of such group for the relevant taxable period or portion thereof, but excluding any member of the Newco Group.

ARTICLE II
PREPARATION AND FILING OF TAX RETURNS

     Section 2.01 Manner of Preparation; Elections. All Tax Returns filed after the Distribution Date, to the extent Tax Items, elections, accounting methods, conventions or Tax principles reflected on such Tax Returns could reasonably be expected to affect Tax Items, elections, accounting methods, conventions or Tax principles reflected on any Tax Return filed before the Distribution Date, shall be prepared in accordance with past practice (unless such past practice is no longer permissible under the Code or other applicable Tax law), or to the extent any such Tax Items, elections, accounting methods, conventions or Tax principles are not covered by past practice (or in the event such past practice is no longer permissible under the Code or other applicable Tax law), in accordance with reasonable Tax practices selected by Viad. All Tax Returns filed after the Distribution Date shall be filed on a timely basis by the party responsible for such filing under this Agreement. Subject to the provisions of this Agreement, all decisions relating to the preparation and filing of Tax Returns and any audit or other review of such Tax Returns shall be made in the sole discretion of the party responsible under this Agreement for such filing. Anything herein to the contrary notwithstanding, without the prior written consent of Viad, which consent shall not be unreasonably withheld, no member of the Newco Group shall carry back to any taxable period beginning before the Distribution Date any Tax Attribute arising in any taxable period beginning on or after the Distribution Date. To the extent any such carryback is not so consented to by Viad, then Viad shall be entitled to retain for itself any refund or other benefit obtained from such carryback filed by Newco or a member of the Newco Group. Newco shall promptly reimburse Viad for the amount, if any, by which any Tax Detriment incurred by the Viad Group or any member thereof as a result of such carryback exceeds the Tax Benefit(s) to the Viad Group or any member thereof as a result of such carryback, upon receipt of documentation detailing such Tax Detriment(s) within fifteen (15) days of receipt of documentation, after which any unpaid amount will accrue interest at the rate for income tax deficiencies specified in Section 3.01. Section 6.04 of the Employee Benefits Agreement (entitled “Tax Deductions”) is hereby incorporated by reference, and all Tax Returns shall be filed in a manner consistent therewith.

     Section 2.02 Preparation and Filing of, and Elections with respect to, Pre-Spin-Off Tax Returns. (a) Consolidated Federal Income Tax Returns. All consolidated federal income Tax Returns which include a member of the Viad Group and a member of the Newco Group that are required to be filed for periods beginning before the Distribution Date shall be prepared and filed by Viad. Newco shall, for each of such aforesaid taxable periods for which it or any member of the Newco Group is includible in the consolidated federal income Tax Return of Viad, provide Viad with a true, complete, and correct (i) pro forma consolidated federal income Tax Return (without regard to the alternative minimum tax) for those members of the Newco Group includible in Viad’s consolidated federal income Tax Return for such taxable period, treating Newco as the common parent of such deemed consolidated group, together with an accompanying computation of the pro forma consolidated federal income Tax liability (without regard to the alternative minimum tax) of such deemed consolidated group, (ii) separate federal income Tax Returns (without regard to the alternative minimum tax) for Newco and each member of the Newco Group together with accompanying computations of the separate federal income Tax liabilities (without regard to the alternative minimum tax) of Newco and each member of the Newco Group and (iii) a reconciliation of book income to federal taxable income for Newco and each member of the Newco Group. Such Tax Returns and reconciliation shall be subject to review and reasonable approval by Viad and Newco shall reflect in them any reasonable comments of Viad. Newco shall provide Viad with such Returns and computations on or before the first (1st) day of the eighth (8th) month following the end of the period to which such Returns and computations relate, but in any event Newco shall provide such Returns and computations no later than the fifteenth (15th) day of the eighth (8th) month following the end of the period to which such Returns and computations relate unless another date is agreed to in writing by both parties. Viad shall notify Newco of the intended filing date of its then due consolidated federal income Tax Return and Newco shall pay Viad at least one (1) day prior to such filing date the amount of total federal income Tax liability shown on the above-referenced pro forma consolidated federal income Tax Returns (reflecting Viad’s comments) for the members of the Newco Group includible in Viad’s consolidated federal income Tax Return, reduced by all Estimated Tax payments theretofore made by Newco or any Newco Group member to Viad on account of such Tax liability, or if such Estimated Tax payments in the aggregate exceed the federal income Tax liability of Newco and each member of the Newco Group, Viad shall pay such excess to Newco within thirty (30) days of the filing by Viad of the consolidated federal income Tax Return with respect to which such overpayment relates. Additionally, Newco shall pay Viad at least one (1) day prior to such filing date an amount (calculated in the manner described in Section 2.01(d)) equal to the value of the Tax Attributes, if any, apportioned or allocated to Newco as a result of the Tax filing. Anything herein to the contrary notwithstanding, Newco for itself and each member of the Newco Group shall calculate and shall remit to Viad at least two (2) days prior to the due date of each Viad Estimated Tax payment the Estimated Tax liability attributable to Newco and each member of the Newco Group on a consolidated basis for the period to which such Estimated Tax payment relates; provided, however, that such calculation shall be subject to review and approval by Viad.

     (b) Combined or consolidated state or local income or franchise Tax Returns. All combined or consolidated state or local income or franchise Tax Returns which include a member of the Viad Group and a member of the Newco Group that are required to be filed for periods beginning before the Distribution Date shall be prepared and filed by Viad. Newco shall, for each of such aforesaid taxable periods for which it or any member of the Newco Group is includible in any combined or consolidated state or local income or franchise Tax Return of Viad, provide Viad with true, complete, and correct state and local Tax Return data required or requested by Viad, including any information necessary to (i) prepare pro forma combined or consolidated state or local income or franchise Tax Returns (without regard to any alternative minimum tax), as applicable, for those members of the Newco Group includible in Viad’s combined or consolidated state or local income or franchise Tax Return for such taxable period, treating Newco as the common parent of such deemed combined or consolidated group, (ii) compute the pro forma combined or consolidated state or local income or franchise Tax liability (without regard to the alternative minimum tax) of such deemed combined or consolidated group, (iii) prepare separate state or local income or franchise Tax Returns for Newco and each member of the Newco Group, (iv) compute the separate state or local income or franchise Tax liabilities of Newco and each member of the Newco Group and (v) reconcile book income to state or local taxable income for Newco and each member of the Newco Group. Such Tax Return data shall be subject to review and reasonable approval by Viad and Newco shall reflect in it any reasonable comments of Viad. Newco shall provide Viad with such Tax Return data on or before the first (1st) day of the eighth (8th) month following the end of the period to which such Tax Return data relates, but in any event Newco shall provide such Tax Return data no later than the fifteenth (15th) day of the eighth (8th) month following the end of the period to which such Tax Return data relates unless another date is agreed to in writing by both parties. Viad shall notify Newco of the intended filing date of Viad’s then due combined or consolidated state or local income or franchise Tax Return and Newco shall pay Viad at least one (1) day prior to such filing date the amount of total state or local income or franchise Tax liability attributable to the members of the Newco Group for the period to which such Tax Return relates, reduced by all Estimated Tax payments theretofore made by Newco or any Newco Group member to Viad on account of such Tax liability, or if such Estimated Tax payments in the aggregate exceed the state or local income or franchise Tax liability of Newco and each member of the Newco Group, Viad shall pay such excess to Newco within thirty (30) days of the filing by Viad of the combined or consolidated state or local income or franchise Tax Return with respect to which such overpayment relates. Anything herein to the contrary notwithstanding, Newco for itself and each member of the Newco Group shall calculate and shall remit to Viad at least two (2) days prior to the due date of each Viad Estimated Tax payment the Estimated Tax liability attributable to Newco and each member of the Newco Group on a combined or consolidated basis for the period to which such Estimated Tax payment relates; provided, however, that such calculation shall be subject to review and approval by Viad. The tax savings, if any, resulting from filing combined or consolidated state or local income or franchise Tax Returns for the short period ending on the Distribution Date will be allocated to Newco in a manner consistent with the most recent period (except that Viad will not hold back 20% of Newco’s allocated savings for future audits, as it has done in the past). If there should be adjustments to any combined or consolidated state or local income or franchise Tax Returns, or to a consolidated federal income Tax Return as a result of an audit, or any other settlement with a Tax Authority, the additional Tax or Refund will be settled between Viad and Newco in accordance with Article III.

     (c) Other Tax Returns. All Tax Returns (other than Tax Returns described in Sections 2.02(a) and (b)) which include or are filed with respect to a member of the Viad Group or the Newco Group that are required to be filed for periods beginning before the Distribution Date shall be filed by the member of the Viad Group or the Newco Group, as the case may be, which filed the corresponding Tax Return for the most recent period for which such Tax Return has been filed, or, if no such corresponding Tax Return has been filed, by the appropriate member in accordance with applicable law or custom. In the case of such Tax Returns filed by a member of the Viad Group, Newco shall be liable for and pay to Viad the portion of the Tax liability on such Tax Returns attributable to Newco Group members, at the time and in the amount determined in accordance with past practice. In the case of such Returns filed by a member of the Newco Group, Viad shall be liable for and pay to Newco the portion of the Tax liability on such Returns attributable to Viad Group members, at the time and in the amount determined in accordance with past practice. For the avoidance of doubt, any Tax Return that includes only members of the Newco Group (a “Separate Return”) and any Taxes with respect to such Separate Return shall be the responsibility of the Newco Group, and Newco shall indemnify Viad with respect to such Tax Returns and Taxes.

     (d) Apportionment of Tax Attributes. Credits arising in connection with any alternative minimum tax liability (“Alternative Minimum Tax Credits”) shall be apportioned based on alternative minimum taxable income (as defined in Section 55(b)(2) of the Code) and consistent with the attached allocation schedule of credits arising prior to 2004. Any unused credits described in Section 38 of the Code (“General Business Credits”) shall be allocated to the entity that generated such credits, taking into account current year utilization following the ordering rules of Section 38(d) of the Code. In order to reflect the fact that under the historic intercompany tax sharing arrangement between Viad and TECI (i) tax sharing payments from TECI to Viad have been made without regard to Section 55 of the Code, as a result of which such tax sharing payments from TECI to Viad have been less than such payments would have otherwise been and (ii) Viad has previously paid TECI in respect of General Business Credits which Viad has been unable to use as a result of being subject to tax under Section 55 of the Code, TECI shall, in respect of any Alternative Minimum Tax Credits and General Business Credits apportioned to a separate return year of Newco, make a tax sharing payment prior to the Distribution Date to Viad in an amount equal to the amount so apportioned; provided, however, that (i) the amount required to be paid pursuant to this Section 2.02(d) shall be recalculated at any time that facts or circumstances arise or come to light which affect the amount required to be paid pursuant to this Section 2.02(d) (including, without limitation, the filing of a Tax Return or any adjustment made by any Taxing Authority as described in Article III) and (ii) if such facts or circumstances arise or come to light after any payment by TECI to Viad pursuant to this Section 2.02(d) which, if known when such payment was made would have increased or reduced the amount of such payment, then (A) if the amount of the payment made by TECI to Viad pursuant to this Section 2.02(d) exceeds the amount that would have been paid by TECI pursuant to this Section 2.02(d) had all of the facts and circumstances been known at the time such payment was made, Viad shall be required to remit to TECI in cash an amount equal to such excess and (B) if the amount that would have been paid by TECI pursuant to this Section 2.02(d) had all of the facts and circumstances been known at the time such payment was made exceeds the amount of the payment made by TECI to Viad pursuant to this Section 2.02(d), TECI shall be required to remit to Viad in cash an amount equal to such excess; provided further, however, that if, as a result of a Tax proceeding, an expense borne by Newco and deducted by Newco on a Tax Return is required to be deducted instead by Viad, Newco shall not be required to pay Viad, or cause Viad to be paid, for additional Tax Attributes apportioned to Newco as a result of such adjustment.

     Section 2.03 Filing of Post-Spin-Off Tax Returns. All Tax Returns and Taxes for periods beginning on or after the Distribution Date shall be the responsibility of the Viad Group if such Tax Returns or Taxes relate to Viad Businesses, and shall be the responsibility of the Newco Group if such Tax Returns or Taxes relate to Newco Businesses.

     Section 2.04 Certification. Each Tax Return and computation of tax liability, and all Tax Return data, required to be provided to Viad by Newco and each member of the Newco Group pursuant to Section 2.02 hereof shall be accompanied by a statement signed by the Vice President – Taxes of Newco, or other authorized officer, to the effect that such officer has reviewed for completeness and accuracy the Tax Return, computation of the Tax liability, Tax Return data and documentation in support thereof and has determined that such Tax Return, computation and Tax Return data properly reflect the taxable income (or loss), Tax liability and credits of the entity or entities, as the case may be, to which such Tax Return, computation and Tax Return data relate for the period covered thereby.

ARTICLE III
DEFICIENCIES AND REFUNDS OF TAXES

     Section 3.01 Payment of Deficiencies by Newco. (a) Consolidated Federal Income Tax Returns. If any adjustment is made by the IRS with respect to any consolidated federal income Tax Return which includes a member of the Viad Group and a member of the Newco Group that is required to be filed for a taxable period beginning before the Distribution Date, then to the extent that such adjustment either increases the taxable income, reduces the taxable loss, decreases the tax credits or otherwise adjusts any Tax Item reflected on such Tax Return, the Tax liability of the Newco Group shall be redetermined in accordance with the principles of this Agreement (including, without limitation, Article II for Tax Returns filed prior to, on or after the date hereof) taking into account such adjustment. If such redetermination results in a greater Tax liability for any period for the Newco Group, Newco and each other member of the Newco Group shall be liable for such increases in Taxes (except to the extent there is an offsetting Tax Benefit to Viad, in which case the Tax Benefit will be netted against the increase in Tax if such Tax Benefit is realized in the same year and otherwise will be paid by Viad to Newco if, as and when realized by Viad). If any member of the Newco Group shall have any liability as a result of this Section 3.01(a), Newco shall pay to Viad, hold Viad harmless and indemnify Viad for any such Tax liability, for any costs and attorneys fees spent to contest such Tax liability, and the amount thereof shall be paid by Newco to Viad within thirty (30) days of the receipt by Newco of written notice of such liability, together with a computation of the amount due and supporting documentation in such detail as Newco may reasonably request to verify the computation of the amount due. Any such required payment not made within such thirty (30) day period shall thereafter bear interest until paid at the then most recently published Underpayment Rate. For taxable periods beginning on or after the Distribution Date, in the event that Newco or any member of the Newco Group pays a liability which creates a Tax Benefit for Viad, which Tax Benefit would not have arisen but for the payment of such liability, such Tax Benefit will be paid by Viad to Newco if, as and when realized by Viad; provided, however, that if Viad shall pay Newco for such Tax Benefit and subsequently determine that it has lost the benefit of all or a portion of such Tax Benefit, Newco shall promptly remit to Viad the amount certified by Viad to be the amount necessary to restore Viad to the position Viad would have been in if no payment had been made by Viad to Newco pursuant to this sentence.

     (b) Combined or Consolidated State or Local Income or Franchise Tax Returns. If any adjustment is made by any Tax Authority with respect to any state or local income or franchise Tax Return which includes a member of the Viad Group and a member of the Newco Group that is required to be filed for a taxable period beginning before the Distribution Date, then Newco and each member of the Newco Group, on the one hand, and Viad, on the other hand, shall share any resulting increase in Tax liability for such taxable period in the percentages set forth on Schedule A. If any member of the Newco Group shall have any liability as a result of this Section 3.01(b), Newco shall pay to Viad, hold Viad harmless and indemnify Viad for any such Tax liability, costs and attorneys fees spent to contest such Tax liability, and the amount thereof shall be paid by Newco to Viad within thirty (30) days of the receipt by Newco of written notice of such liability, together with a computation of the amount due and supporting documentation in such detail as Newco may reasonably request to verify the computation of the amount due. Any such required payment not made within such thirty (30) day period shall thereafter bear interest until paid at the then most recently published Underpayment Rate.

     (c) Other Tax Returns. If any adjustment is made by any Tax Authority with respect to any Tax Return (other than those included in Section 3.01(a) and (b)) of Viad (or any member of the Viad Group) in which any member of the Newco Group is included for taxable periods beginning before the Distribution Date, then to the extent that such adjustment either increases the taxable income, reduces the taxable loss, decreases the tax credits or otherwise adjusts any Tax Item reflected on such Tax Return, the Tax liability of the Newco Group shall be redetermined in accordance with the principles of this Agreement (including, without limitation, Article II) taking into account such adjustment. If such redetermination results in a greater Tax liability for any period for Newco or any member of the Newco Group, Newco and each other member of the Newco Group shall be liable for such increases in Taxes (unless there is an offsetting Tax Benefit to Viad, in which case the Tax Benefit will be netted against the increase in Tax if such Tax Benefit is realized in the same year and otherwise will be paid if, as and when realized). If any member of the Newco Group shall have any liability as a result of this Section 3.01(c), Newco shall pay to Viad, hold Viad harmless and indemnify Viad for any such Tax liability, costs and attorneys fees, and the amount thereof shall be paid by Newco to Viad within thirty (30) days of the receipt by Newco of written notice of such liability, together with a computation of the amount due and supporting documentation in such detail as Newco may reasonably request to verify the computation of the amount due. Any such required payment not made within such thirty (30) day period shall thereafter bear interest until paid at the then most recently published Underpayment Rate.

     Section 3.02 Payment of Refunds to Newco. If any adjustment is made by any Tax Authority with respect to any Tax Return of Viad (or any member of the Viad Group) in which any member of the Newco Group is included for any taxable period beginning before the Distribution Date, then to the extent that such adjustment either (a) decreases the Tax liability attributable to any member of the Newco Group and results in a Tax Benefit, that would not have arisen but for such adjustment, to Viad or any member of the Viad Group or (b) is attributable to a member of the Newco Group and results in a reduced Tax liability, that would not have arisen but for such adjustment, for Viad or any member of the Viad Group (calculated consistently with the methodology and principles set forth in Section 3.01), then Viad shall remit to Newco any refunds of Taxes received by or credited to it as a result of such adjustments attributable to a member of the Newco Group. Viad shall pay any amounts due from it to Newco as a result of this Section 3.02 within ten (10) days of its receipt of the relevant refund or credit with respect thereto from the IRS or any state or other governmental unit, as the case may be. Any such required payment not made within such ten (10) day period shall thereafter bear interest until paid at the then most recently published Underpayment Rate. Such payments shall be accompanied by a computation of the amount due and supporting documentation in such detail as Newco may reasonably request to verify the computation of the amount due. Anything herein to the contrary notwithstanding, except as provided in this Section 3.02, no member of the Newco Group shall be entitled to any payment or benefit as a result of the receipt of any Tax refund received by any member of the Viad Group except as set forth in Section 2.02 to the extent such refund is attributable to the overpayment of Estimated Taxes by the Newco Group or any member thereof.

ARTICLE IV
TAX AUDITS AND OTHER MATTERS

     Section 4.01 Tax Audits and Controversies. (a) Federal, State, or Local Income or Franchise Taxes. Except as otherwise provided in this Section 4.01, Viad shall have the exclusive authority and obligation to represent each member of the Newco Group before the IRS or any other Tax Authority or before any court with respect to any matter affecting the federal, state or local income or franchise Tax liability reflected on a Tax Return which includes a member of the Viad Group and a member of the Newco Group for any Tax period beginning before the Distribution Date, in each such case allowing representatives of the Newco Group, including, without limitation, outside counsel and consultants, to participate in good faith in all respects in all such Tax proceedings affecting any member of the Newco Group. Such representation by Viad shall include, but shall not be limited to exclusive control over (i) any response to any examination of federal, state or local income or franchise Tax Returns and (ii) any contest or litigation through a Final Determination of any issue included in any Tax Return that includes a member of the Viad Group, including but not limited to (a) whether and in what forum to conduct such contest, and (b) whether and on what basis to settle such contest; except that Viad shall not settle any claim, suit, action or proceeding in respect of which indemnity for federal, state or local income or franchise Taxes may be sought hereunder against Newco or any member of the Newco Group without Newco’s consent, which consent shall not be unreasonably withheld. Viad shall give timely notice to Newco of any inquiry, the assertion of any claim or the commencement of any suit, action or proceeding in respect of which indemnity for federal, state or local income or franchise Taxes may be sought under this Agreement against Newco or any member of the Newco Group and will give Newco such information with respect thereto as Newco may reasonably request. Anything in this Section 4.01 or elsewhere in this Agreement to the contrary notwithstanding, if Newco contests or litigates any federal, state or local income or franchise tax issue in any forum, Newco shall pay and shall indemnify and hold harmless each member of the Viad Group from any and all costs, expenses and/or liabilities of any type or nature, including, without limitation, any federal income tax liability (including interest and penalties thereon), that are incurred by or imposed upon Viad or any member of the Viad Group which Viad or such Viad Group member would not otherwise have incurred.

     (b) Other Taxes. Except as otherwise provided in this Section 4.01, the party responsible for filing any Tax Return (other than federal, state or local income or franchise Tax Returns) pursuant to Section 2.02(c) hereof shall, at its own expense, have the exclusive authority to represent each member of the Viad Group and of the Newco Group before any Tax Authority or before any court with respect to any matter affecting the Tax liability of any member of either the Viad Group or the Newco Group for any Tax period beginning before the Distribution Date in each case (i) allowing representatives of the other group to participate in good faith in all respects in all such Tax proceedings affecting any member of the other group, and (ii) acting in the best interests of both the Viad Group and the Newco Group. Such representation shall include, but shall not be limited to exclusive control over (i) any response to any examination by a Tax Authority of such Tax Returns and (ii) any contest through a Final Determination of any issue included in any Tax Return that includes a member of the Newco Group or the Viad Group, including, but not limited to (a) whether and in what forum to conduct such contest, and (b) whether and on what basis to settle such contest; except that Viad or any member of the Viad Group shall not settle any claim, suit, action or proceeding in respect of which indemnity for such Taxes may be sought hereunder against Newco or any member of the Newco Group without Newco’s consent, which consent shall not be unreasonably withheld; and except that Newco or any member of the Newco Group shall not settle any claim, suit, action or proceeding in respect of which indemnity for such Taxes may be sought hereunder against Viad or any member of the Viad Group without Viad’s consent, which consent shall not be unreasonably withheld.

     Section 4.02 Retention of Books and Records. Newco and Viad each agree to retain and preserve in accessible and reproducible form all Tax Returns, related schedules and workpapers, and all accounting and computer records (in whatever media) and other documents relating thereto (collectively, the “Tax Documents”) existing on the date hereof or created through or with respect to taxable periods ending on or before the Distribution Date, until the later of (a) the expiration of the statute of limitations (including extensions) of the taxable years to which such Tax Returns and Tax Documents relate or (b) December 31, 2010. No Tax Documents shall be destroyed or otherwise disposed of by either Viad or Newco (or any member of their respective Groups) until the party intending to make such disposition has given the other party at least thirty (30) days’ advance notice thereof, whereupon the party receiving such notice shall have the right, at its own expense, to take possession of such Tax Documents.

     Section 4.03 Cooperation regarding Return Filings, Examinations and Controversies. (a) Newco’s Obligations. In addition to any obligations imposed pursuant to the Distribution Agreement, Newco and each other member of the Newco Group shall fully cooperate with Viad and its representatives, in a prompt and timely manner, in connection with (i) the preparation and filing of and (ii) any inquiry, audit, examination, investigation, dispute, or litigation involving any Tax Return filed or required to be filed by or for any member of the Viad Group for any taxable period beginning before the Distribution Date. Such cooperation shall include, but not be limited to, making available to Viad during normal business hours, and within thirty (30) days of any request therefor, all Tax Documents, books, records and information, and the assistance of all officers and employees, necessary or useful in connection with any Tax inquiry, audit, examination, investigation, dispute, litigation or any other matter. Newco agrees on behalf of itself and each member of the Newco Group to execute and deliver to Viad, when so requested by Viad, any power of attorney required to allow Viad and its counsel to represent Newco or such other Newco Group member in any controversy which Viad shall have the right to control pursuant to the terms of Section 4.01 of this Agreement.

     (b) Viad’s Obligation. Except as otherwise provided in this Article IV, Viad shall fully cooperate with Newco and its representatives, in a prompt and timely manner, in connection with (i) the preparation and filing of and (ii) any inquiry, audit, examination, investigation, dispute, or litigation involving, any Tax Return filed or required to be filed pursuant to Section 2.02(c) by or for any member of the Newco Group. Such cooperation shall include, but not be limited to, making available to Newco, during normal business hours, and within thirty (30) days of any request therefor, all books, records and information, and the assistance of all officers and employees, necessary or useful in connection with any tax inquiry, audit, examination, investigation, dispute, litigation or any other matter. Viad agrees on behalf of itself and each member of the Viad Group to execute and deliver to Newco, when so requested by Newco, any power of attorney required to allow Newco and its counsel to represent Viad or such other Viad Group member in any controversy which Newco shall have the right to control pursuant to the terms of Section 4.01(b) of this Agreement.

     Section 4.04 Survival of Agreement. This Agreement and all covenants contained herein shall survive for the applicable statute of limitations and any extensions thereof and any Final Determination applicable to all periods beginning before the Distribution Date.

     Section 4.05 Escheat. Notwithstanding any other provision of this Agreement, Viad shall have no liability in connection with, and Newco shall be responsible for and shall indemnify and hold Viad and any successor entities thereto or Affiliates thereof harmless against, any claims made on or after the Distribution Date for or with respect to abandoned, unclaimed or escheatable property, whether or not such claims arise from events or activities taken prior to, on or after the Distribution Date, to the extent such claims relate or are attributable to Newco or any Newco Business.

     Section 4.06 Confidentiality. Subject to any contrary requirement of law and the right of each party to enforce its rights hereunder in any legal action, each party agrees that it shall keep strictly confidential, and shall cause its employees and agents to keep strictly confidential, any information which it or any of its employees or agents may acquire pursuant to, or in the course of performing its obligations under, any provision of this Agreement.

ARTICLE V
SPIN-OFF

     Section 5.01 Viad Representations. (a) Ruling Documents. Viad hereby represents and warrants that (i) it has examined the Ruling Documents (including, without limitation, the representations to the extent that they relate to the plans, proposals, intentions, and policies of Viad, its Subsidiaries, the Viad Business, or the Viad Group) and (ii) to the extent in reference to Viad, its Subsidiaries, the Viad Business, or the Viad Group, the facts presented and the representations made therein are true, correct and complete.

     (b) Tax-Free Status. Viad hereby represents and warrants that it has no plan or intention of taking any action, or failing or omitting to take any action or knows of any circumstance, that could reasonably be expected to (i) cause the Reorganization not to have Tax-Free Status or (ii) cause any representation or factual statement made in this Agreement, the Distribution Agreement, the Ruling Documents, any Supplemental Ruling Documents or any of the Ancillary Agreements to be untrue in a manner that would have an adverse effect on the Tax-Free Status of the Reorganization.

     (c) Plan or Series of Related Transactions. Viad hereby represents and warrants that, to the best knowledge of Viad and the management of the Viad Group, after due inquiry, the Reorganization is not part of a plan (or series of related transactions) pursuant to which a Person will acquire stock representing a Fifty-Percent or Greater Interest in Viad or any successor to Viad.

     Section 5.02 Newco Representations. (a) Ruling Documents. Newco hereby represents and warrants that (i) it has examined the Ruling Documents (including, without limitation, the representations to the extent that they relate to the plans, proposals, intentions, and policies of Newco, its Subsidiaries, the Newco Business, or the Newco Group) and (ii) to the extent in reference to Newco, its Subsidiaries, the Newco Business, or the Newco Group, the facts presented and the representations made therein are true, correct and complete.

     (b) Tax-Free Status. Newco hereby represents and warrants that it has no plan or intention of taking any action, or failing or omitting to take any action or knows of any circumstance, that could reasonably be expected to (i) cause the Reorganization not to have Tax-Free Status or (ii) cause any representation or factual statement made in this Agreement, the Distribution Agreement, the Ruling Documents, any Supplemental Ruling Documents or any of the Ancillary Agreements to be untrue in a manner that would have an adverse effect on the Tax-Free Status of the Reorganization.

     (c) Plan or Series of Related Transactions. Newco hereby represents and warrants that, to the best knowledge of Newco and the management of the Newco Group, after due inquiry, the Reorganization is not part of a plan (or series of related transactions) pursuant to which a Person will acquire stock representing a Fifty-Percent or Greater Interest in Newco or any successor to Newco.

     Section 5.03 Viad Covenants. (a) Actions Consistent with Representations and Covenants. Viad shall not take any action or permit any member of the Viad Group to take any action, and Viad shall not fail to take any action or permit any member of the Viad Group to fail to take any action, where such action or failure to act would be inconsistent with or cause to be untrue any material, information, covenant or representation in this Agreement, the Distribution Agreement, the Ruling Documents, any Supplemental Ruling Documents or any of the Ancillary Agreements in a manner that would have an adverse effect on the Tax-Free Status of the Reorganization.

     (b) Preservation of Tax-Free Status; Viad Business. Viad shall not (i) take any action (including, but not limited to, any cessation, transfer or disposition of all or any portion of any Viad Business; payment of extraordinary dividends to shareholders; and acquisitions or issuances of stock) or permit any member of the Viad Group to take any such action, and Viad shall not fail to take any such action or permit any member of the Viad Group to fail to take any such action and (ii) until the first day after the Restriction Period, engage in any transaction that would result in it or any member of the Viad Group ceasing to be a company engaged in any Viad Business (including, without limitation, any cessation, transfer or disposition of any Viad Business), in each case, where such action or failure to act would have an adverse effect on the Tax-Free Status of the Reorganization.

     (c) Sales, Issuances and Redemptions of Equity Securities. Until the first day after the Restriction Period, none of Viad or any of its Subsidiaries shall, or shall agree to, sell or otherwise issue to any Person, or redeem or otherwise acquire from any Person, any Equity Securities of Viad, directly or indirectly; provided, however, that (i) Viad and the members of the Viad Group may repurchase such Equity Securities to the extent that such repurchases meet the requirements of Section 4.05(1)(b) of Revenue Procedure 96-30, and (ii) Viad may issue such Equity Securities to the extent such issuances satisfy Safe Harbor VI (relating to acquisitions in connection with a person’s performance of services) or Safe Harbor VII (relating to acquisitions by a retirement plan of an employer) of Treasury Regulation Section 1.355-7T(d).

     (d) Tender Offers; Other Business Transactions. Until the first day after the Restriction Period, none of Viad or any member of the Viad Group shall (i) solicit any Person to make a tender offer for, or otherwise acquire or sell, the Equity Securities of Viad, (ii) participate in or support any unsolicited tender offer for, or other acquisition, issuance or disposition of, the Equity Securities of Viad or (iii) approve or otherwise permit any proposed business combination or any transaction which, in the case of clauses (i), (ii) or (iii), individually or in the aggregate, together with any transaction occurring within the four-year period beginning on the date which is two years before the Distribution Date and any other transaction which is part of a plan or series of related transactions (within the meaning of Section 355(e) of the Code) that includes the Spin-Off, results in one or more Persons acquiring (except for acquisitions that otherwise satisfy Safe Harbor VI (relating to acquisitions in connection with a person’s performance of services) or Safe Harbor VII (relating to acquisitions by a retirement plan of an employer) of Treasury Regulation Section 1.355-7T(d)) directly or indirectly stock representing a 40% or greater interest, by vote or value, in Viad (or any successor thereto). In addition, none of Viad or any member of the Viad Group shall at any time, whether before or subsequent to the expiration of the Restriction Period, engage in any action described in clauses (i), (ii) or (iii) of the preceding sentence if it is pursuant to an arrangement negotiated (in whole or in part) prior to the first anniversary of the Spin-Off, even if at the time of the Spin-Off or thereafter such action is subject to various conditions.

     (e) Dispositions of Assets. Until the first day after the Restriction Period, none of Viad or any member of the Viad Group shall sell, transfer, or otherwise dispose of or agree to dispose of assets (including, for such purpose, any shares of capital stock of a Subsidiary and any transaction treated for tax purposes as a sale, transfer or disposition) that, in the aggregate, constitute more than 60 percent of the gross assets of Viad, nor shall Viad or any member of the Viad Group sell, transfer, or otherwise dispose of or agree to dispose of assets (including, for such purpose, any shares of capital stock of a Subsidiary and any transaction treated for tax purposes as a sale, transfer or disposition) that, in the aggregate, constitute more than 60 percent of the consolidated gross assets of the Viad Group. The foregoing sentence shall not apply to sales, transfers, or dispositions of assets in the ordinary course of business. The percentages of gross assets or consolidated gross assets of Viad or the Viad Group, as the case may be, sold, transferred, or otherwise disposed of, shall be based on the fair market value of the gross assets of Viad and the members of the Viad Group as of the Distribution Date. For purposes of this Section 5.03(e), a merger of Viad or one of its Subsidiaries with and into any Person shall constitute a disposition of all of the assets of Viad or such Subsidiary.

     (f) Liquidations, Mergers, Reorganizations. Until the first day after the Restriction Period, neither Viad nor any of its Material Subsidiaries shall, or shall agree to, voluntarily dissolve or liquidate or engage in any transaction involving a merger (except for a Cash Acquisition Merger), consolidation or other reorganization; provided, however, mergers of direct or indirect wholly-owned Subsidiaries of Viad solely with other direct or indirect wholly-owned Subsidiaries of Viad are not subject to this Section 5.03(f) to the extent not inconsistent with the Tax-Free Status of the Reorganization.

     Section 5.04 Newco Covenants. (a) Actions Consistent with Representations and Covenants. Newco shall not take any action or permit any member of the Newco Group to take any action, and Newco shall not fail to take any action or permit any member of the Newco Group to fail to take any action, where such action or failure to act would be inconsistent with or cause to be untrue any material, information, covenant or representation in this Agreement, the Distribution Agreement, the Ruling Documents, any Supplemental Ruling Documents or any of the Ancillary Agreements in a manner that would have an adverse effect on the Tax-Free Status of the Reorganization.

     (b) Preservation of Tax-Free Status; Newco Business. Newco shall not (i) take any action (including, but not limited to, any cessation, transfer or disposition of all or any portion of any Newco Business; payment of extraordinary dividends to shareholders; and acquisitions or issuances of stock) or permit any member of the Newco Group to take any such action, and Newco shall not fail to take any such action or permit any member of the Newco Group to fail to take any such action and (ii) until the first day after the Restriction Period, engage in any transaction that would result in it or any member of the Newco Group ceasing to be a company engaged in any Newco Business (including, without limitation, any cessation, transfer or disposition of any Newco Business), in each case, where such action or failure to act would have an adverse effect on the Tax-Free Status of the Reorganization.

     (c) Sales, Issuances and Redemptions of Equity Securities. Until the first day after the Restriction Period, none of Newco or any of its Subsidiaries shall, or shall agree to, sell or otherwise issue to any Person, or redeem or otherwise acquire from any Person, any Equity Securities of Newco, directly or indirectly; provided, however, that (i) the adoption by Newco of a shareholder rights plan shall not constitute a sale or issuance of such Equity Securities, (ii) Newco and the members of the Newco Group may repurchase such Equity Securities to the extent that such repurchases meet the requirements of Section 4.05(1)(b) of Revenue Procedure 96-30, and (iii) Newco may issue such Equity Securities to the extent such issuances satisfy Safe Harbor VI (relating to acquisitions in connection with a person’s performance of services) or Safe Harbor VII (relating to acquisitions by a retirement plan of an employer) of Treasury Regulation Section 1.355-7T(d).

     (d) Tender Offers; Other Business Transactions. Until the first day after the Restriction Period, none of Newco or any member of the Newco Group shall (i) solicit any

Person to make a tender offer for, or otherwise acquire or sell, the Equity Securities of Newco, (ii) participate in or support any unsolicited tender offer for, or other acquisition, issuance or disposition of, the Equity Securities of Newco or (iii) approve or otherwise permit any proposed business combination or any transaction which, in the case of clauses (i), (ii) or (iii), individually or in the aggregate, together with any transaction occurring within the four-year period beginning on the date which is two years before the Distribution Date and any other transaction which is part of a plan or series of related transactions (within the meaning of Section 355(e) of the Code) that includes the Spin-Off, results in one or more Persons acquiring (except for acquisitions that otherwise satisfy Safe Harbor VI (relating to acquisitions in connection with a person’s performance of services) or Safe Harbor VII (relating to acquisitions by a retirement plan of an employer) of Treasury Regulation Section 1.355-7T(d)) directly or indirectly stock representing a 40% or greater interest, by vote or value, in Newco (or any successor thereto). In addition, none of Newco or any member of the Newco Group shall at any time, whether before or subsequent to the expiration of the Restriction Period, engage in any action described in clauses (i), (ii) or (iii) of the preceding sentence if it is pursuant to an arrangement negotiated (in whole or in part) prior to the first anniversary of the Spin-Off, even if at the time of the Spin-Off or thereafter such action is subject to various conditions.

     (e) Dispositions of Assets. Until the first day after the Restriction Period, none of Newco or any member of the Newco Group shall sell, transfer, or otherwise dispose of or agree to dispose of assets (including, for such purpose, any shares of capital stock of a Subsidiary and any transaction treated for tax purposes as a sale, transfer or disposition) that, in the aggregate, constitute more than 60 percent of the gross assets of Newco, nor shall Newco or any member of the Newco Group sell, transfer, or otherwise dispose of or agree to dispose of assets (including, for such purpose, any shares of capital stock of a Subsidiary and any transaction treated for tax purposes as a sale, transfer or disposition) that, in the aggregate, constitute more than 60 percent of the consolidated gross assets of the Newco Group. The foregoing sentence shall not apply to sales, transfers, or dispositions of assets in the ordinary course of business. The percentages of gross assets or consolidated gross assets of Newco or the Newco Group, as the case may be, sold, transferred, or otherwise disposed of, shall be based on the fair market value of the gross assets of Newco and the members of the Newco Group as of the Distribution Date. For purposes of this Section 5.04(e), a merger of Newco or one of its Subsidiaries with and into any Person shall constitute a disposition of all of the assets of Newco or such Subsidiary.

     (f) Liquidations, Mergers, Reorganizations. Until the first day after the Restriction Period, neither Newco nor any of its Material Subsidiaries shall, or shall agree to, voluntarily dissolve or liquidate or engage in any transaction involving a merger (except for a Cash Acquisition Merger), consolidation or other reorganization; provided, however, mergers of direct or indirect wholly-owned Subsidiaries of Newco solely with other direct or indirect wholly-owned Subsidiaries of Newco are not subject to this Section 5.04(f) to the extent not inconsistent with the Tax-Free Status of the Reorganization.

     Section 5.05 Viad Permitted Transactions. (a) Notwithstanding the restrictions otherwise imposed by Sections 5.03(c) through 5.03(f), during the Restriction Period, Viad may (i) approve, participate in, support or otherwise permit a proposed business combination or transaction that would otherwise breach the covenant set forth in Section 5.03(d), (ii) sell or otherwise dispose of the assets of Viad or any member of the Viad Group in a transaction that would otherwise breach the covenant set forth in Section 5.03(e), (iii) merge Viad or any member of the Viad Group with another entity without regard to which party is the surviving entity in a transaction that would otherwise breach the covenant set forth in Section 5.03(f) or (iv) issue, sell, redeem or otherwise acquire (or cause a member of the Viad Group to issue, sell, redeem or otherwise acquire) Equity Securities of Viad in a transaction that would otherwise breach the covenant set forth in Section 5.03(c), if and only if such transaction would not violate Section 5.03(a) or Section 5.03(b) and one of the following Sections 5.05(b), 5.05(c) or 5.05(d) is satisfied.

     (b) Supplemental Ruling. Prior to entering into any agreement contemplating a transaction described in clauses (i), (ii), (iii) or (iv) of Section 5.05(a) and prior to consummating any such transaction, Viad shall request a Supplemental Ruling in accordance with Section 5.7(a) of this Agreement to the effect that such transaction will not affect the Tax-Free Status of the Reorganization and Viad shall have received such a Supplemental Ruling in form and substance satisfactory to Newco in its sole and absolute discretion.

     (c) Tax Opinion. Prior to entering into any agreement contemplating a transaction described in clause (iv) (including transactions described in clause (iii) and (iv)) of Section 5.05(a) (expressly excluding for this purpose transactions described in clause (ii) of Section 5.05(a)) and prior to consummating any such transaction, the following conditions are satisfied: (i) following the transaction at issue, one or more Persons will not have acquired, and will not have the right to acquire, directly or indirectly, 40% or greater (by vote or value) of the outstanding Equity Securities of Viad (determined immediately following such transaction) taking into account all relevant issuances, redemptions or other acquisitions of (and agreements to issue, redeem or otherwise acquire) Equity Securities (and assuming the exercise or conversion of all such Equity Securities (if such Equity Securities are options or warrants or similar exercisable or convertible securities) and the closing of all such agreements) from the point in time two years prior to the Spin-Off to the date immediately following such transaction and pursuant to any other transaction which is part of a plan or series of related transactions (within the meaning of Section 355(e) of the Code) that includes the Spin-Off, (ii) Viad will be the surviving entity if such transaction is a merger (and the transaction is not a reverse subsidiary merger in which Viad is the surviving entity) and (iii) prior to entering into any agreement contemplating a transaction described in clause (iv) (including transactions described in clause (iii) and (iv)) of Section 5.05(a) and prior to consummating any such transaction, Viad shall provide Newco with an Unqualified Tax Opinion in form and substance acceptable to Newco in its sole and absolute discretion (and in determining whether an opinion is acceptable, Newco may consider, among other factors, the appropriateness of any underlying assumptions and management’s representations if used as a basis for the opinion).

     (d) Board Certification. Prior to entering into any agreement contemplating a transaction described in clause (iv) (including transactions described in clause (iii) and (iv)) of Section 5.05(a) (expressly excluding for this purpose transactions described in clause (ii) of Section 5.05(a)) and prior to consummating any such transaction, the following conditions are satisfied: (i) following the transaction at issue, one or more Persons will not have acquired, and will not have the right to acquire, directly or indirectly, more than 25% (by vote or value) of the outstanding Equity Securities of Viad (determined immediately following such transaction) taking into account all relevant issuances, redemptions or other acquisitions of (and agreements to issue, redeem or otherwise acquire) Equity Securities (and assuming the exercise or conversion of all such Equity Securities (if such Equity Securities are options or warrants or similar exercisable or convertible securities) and the closing of all such agreements) from the point in time two years prior to the Spin-Off to the date immediately following such transaction and pursuant to any other transaction which is part of a plan or series of related transactions (within the meaning of Section 355(e) of the Code) that includes the Spin-Off, (ii) Viad will be the surviving entity if such transaction is a merger (and the transaction is not a reverse subsidiary merger in which Viad is the surviving entity) and (iii) prior to entering into any agreement contemplating a transaction described in clause (iv) (including transactions described in clause (iii) and (iv)) of Section 5.05(a) and prior to consummating any such transaction, Viad delivers to Newco a Viad Board Certification.

     Section 5.06 Newco Permitted Transactions. (a) Notwithstanding the restrictions otherwise imposed by Sections 5.04(c) through 5.04(f), during the Restriction Period, Newco may (i) approve, participate in, support or otherwise permit a proposed business combination or transaction that would otherwise breach the covenant set forth in Section 5.04(d), (ii) sell or otherwise dispose of the assets of Newco or any member of the Newco Group in a transaction that would otherwise breach the covenant set forth in Section 5.04(e), (iii) merge Newco or any member of the Newco Group with another entity without regard to which party is the surviving entity in a transaction that would otherwise breach the covenant set forth in Section 5.04(f) or (iv) issue, sell, redeem or otherwise acquire (or cause a member of the Newco Group to issue, sell, redeem or otherwise acquire) Equity Securities of Newco in a transaction that would otherwise breach the covenant set forth in Section 5.04(c), if and only if such transaction would not violate Section 5.04(a) or Section 5.04(b) and one of the following Sections 5.06(b), 5.06(c) or 5.06(d) is satisfied.

     (b) Supplemental Ruling. Prior to entering into any agreement contemplating a transaction described in clauses (i), (ii), (iii) or (iv) of Section 5.06(a) and prior to consummating any such transaction, Newco shall request that Viad obtain a Supplemental Ruling in accordance with Section 5.7(b) of this Agreement to the effect that such transaction will not affect the Tax-Free Status of the Reorganization and Viad shall have received such a Supplemental Ruling in form and substance satisfactory to Viad in its sole and absolute discretion.

     (c) Tax Opinion. Prior to entering into any agreement contemplating a transaction described in clause (iv) (including transactions described in clause (iii) and (iv)) of Section 5.06(a) (expressly excluding for this purpose transactions described in clause (ii) of Section 5.06(a)) and prior to consummating any such transaction, the following conditions are satisfied: (i) following the transaction at issue, one or more Persons will not have acquired, and will not have the right to acquire, directly or indirectly, 40% or greater (by vote or value) of the outstanding Equity Securities of Newco (determined immediately following such transaction) taking into account all relevant issuances, redemptions or other acquisitions of (and agreements to issue, redeem or otherwise acquire) Equity Securities (and assuming the exercise or conversion of all such Equity Securities (if such Equity Securities are options or warrants or similar exercisable or convertible securities) and the closing of all such agreements) from the point in time two years prior to the Spin-Off to the date immediately following such transaction and pursuant to any other transaction which is part of a plan or series of related transactions (within the meaning of Section 355(e) of the Code) that includes the Spin-Off, (ii) Newco will be the surviving entity if such transaction is a merger (and the transaction is not a reverse subsidiary merger in which Newco is the surviving entity) and (iii) prior to entering into any agreement contemplating a transaction described in clause (iv) (including transactions described in clause (iii) and (iv)) of Section 5.06(a) and prior to consummating any such transaction, Newco shall provide Viad with an Unqualified Tax Opinion in form and substance acceptable to Viad in its sole and absolute discretion (and in determining whether an opinion is acceptable, Viad may consider, among other factors, the appropriateness of any underlying assumptions and management’s representations if used as a basis for the opinion).

     (d) Board Certification. Prior to entering into any agreement contemplating a transaction described in clause (iv) (including transactions described in clause (iii) and (iv)) of Section 5.06(a) (expressly excluding for this purpose transactions described in clause (ii) of Section 5.06 (a)) and prior to consummating any such transaction, the following conditions are satisfied: (i) following the transaction at issue, one or more Persons will not have acquired, and will not have the right to acquire, directly or indirectly, more than 25% (by vote or value) of the outstanding Equity Securities of Newco (determined immediately following such transaction) taking into account all relevant issuances, redemptions or other acquisitions of (and agreements to issue, redeem or otherwise acquire) Equity Securities (and assuming the exercise or conversion of all such Equity Securities (if such Equity Securities are options or warrants or similar exercisable or convertible securities) and the closing of all such agreements) from the point in time two years prior to the Spin-Off to the date immediately following such transaction and pursuant to any other transaction which is part of a plan or series of related transactions (within the meaning of Section 355(e) of the Code) that includes the Spin-Off, (ii) Newco will be the surviving entity if such transaction is a merger (and the transaction is not a reverse subsidiary merger in which Newco is the surviving entity) and (iii) prior to entering into any agreement contemplating a transaction described in clause (iv) (including transactions described in clause (iii) and (iv)) of Section 5.06(a) and prior to consummating any such transaction, Newco delivers to Viad a Newco Board Certification.

     Section 5.07 Supplemental Rulings and Restrictions on Newco. (a) Supplemental Ruling at Viad’s Request. Viad shall have the right to obtain a Supplemental Ruling in its sole and absolute discretion. If Viad determines to obtain a Supplemental Ruling, Newco shall (and shall cause each member of the Newco Group to) cooperate with Viad and take any and all actions reasonably requested by Viad in connection with obtaining the Supplemental Ruling (including, without limitation, by making any representation or covenant or providing any materials or information requested by any Tax Authority; provided that Newco shall not be required to make (or cause any member of the Newco Group to make) any representation or covenant that is inconsistent with historical facts or as to future matters or events over which it has no control). Viad shall reimburse Newco for all reasonable costs and expenses incurred by the Newco Group in obtaining a Supplemental Ruling requested by Viad within 10 Business Days after receiving an invoice from Newco therefor. In connection with obtaining a

Supplemental Ruling pursuant to this Section 5.07(a), (i) Viad shall keep Newco informed in a timely manner of all material actions taken or proposed to be taken by Viad in connection therewith; (ii) Viad shall (x) reasonably in advance of the submission of any Ruling Documents or Supplemental Ruling Documents, provide Newco with a draft copy thereof, (y) reasonably consider Newco’s comments on such draft copy, and (z) provide Newco with a final copy; and (iii) Viad shall provide Newco with notice reasonably in advance of, and Newco shall have the right to attend, any formally scheduled meetings with any Tax Authority (subject to the approval of the Tax Authority) that relate to such Supplemental Ruling.

     (b) Supplemental Rulings at Newco’s Request. Viad agrees that at the reasonable request of Newco pursuant to Section 5.06(b), Viad shall (and shall cause each member of the Viad Group to) cooperate with Newco and use its reasonable best efforts to seek to obtain, as expeditiously as possible, a Supplemental Ruling from the IRS and/or any other applicable Tax Authority for the purpose of confirming compliance on the part of Newco or any member of the Newco Group with its obligations under Section 5.04 of this Agreement. Further, in no event shall Viad be required to file any Supplemental Ruling under this Section 5.07(b) unless Newco represents that (i) it has read the request for the Supplemental Ruling and any materials, appendices and exhibits submitted or filed therewith, and (ii) all information and representations, if any, relating to any member of the Newco Group, contained in the Supplemental Ruling Documents are true, correct and complete in all material respects. Newco shall reimburse Viad for all reasonable costs and expenses incurred by the Viad Group in obtaining a Supplemental Ruling requested by Newco within ten (10) Business Days after receiving an invoice from Viad therefor. Newco hereby agrees that Viad shall have sole and exclusive control over the process of obtaining a Supplemental Ruling, and that only Viad shall apply for a Supplemental Ruling. In connection with obtaining a Supplemental Ruling pursuant to this Section 5.07(b), (i) Viad shall keep Newco informed in a timely manner of all material actions taken or proposed to be taken by Viad in connection therewith; (ii) Viad shall (x) reasonably in advance of the submission of any Ruling Documents or Supplemental Ruling Documents, provide Newco with a draft copy thereof, (y) reasonably consider Newco’s comments on such draft copy, and (z) provide Newco with a final copy; and (iii) Viad shall provide Newco with notice reasonably in advance of, and Newco shall have the right to attend, any formally scheduled meetings with any Tax Authority (subject to the approval of the Tax Authority) that relate to such Supplemental Ruling.

     (c) Prohibition on Newco. Newco hereby agrees that neither it nor any member of the Newco Group shall seek any guidance from the IRS or any other Tax Authority (whether written, verbal or otherwise) concerning the Reorganization (or the impact of any transaction on the Reorganization).

     Section 5.08 Viad Liability for Undertaking Certain Actions. Notwithstanding anything in this Agreement to the contrary, Viad and each member of the Viad Group shall be responsible for one hundred percent (100%) of any and all Tax-Related Losses that are attributable to, or result from: (a) any act or failure to act by Viad or any member of the Viad Group, which action or failure to act breaches any of the covenants described in Section 5.03 of this Agreement (without regard to the exceptions or provisos set forth in such provisions), expressly including, for this purpose, any Permitted Transaction and any act or failure to act that breaches Section 5.03(a) or 5.03(b), regardless of whether such act or failure to act is permitted by Section 5.03(c) through 5.03(f); (b) any acquisition of Equity Securities of Viad or any member of the Viad Group by any Person or Persons (including, without limitation, as a result of an issuance of Viad Equity Securities or a merger of another entity with and into Viad or any member of the Viad Group) or any acquisition of assets of Viad or any member of the Viad Group (including, without limitation, as a result of a merger) by any Person or Persons; and (c) any Tax Authority withdrawing all or any portion of the Ruling or any Supplemental Ruling issued to Viad in connection with the Reorganization because of a breach by Viad or any member of the Viad Group of a representation made in this Agreement (or made in connection with the Ruling or any Supplemental Ruling).

     Section 5.09 Newco Liability for Undertaking Certain Actions. Notwithstanding anything in this Agreement to the contrary, Newco and each member of the Newco Group shall be responsible for one hundred percent (100%) of any and all Tax-Related Losses that are attributable to, or result from: (a) any act or failure to act by Newco or any member of the Newco Group, which action or failure to act breaches any of the covenants described in Section 5.04 of this Agreement (without regard to the exceptions or provisos set forth in such provisions), expressly including, for this purpose, any Permitted Transaction and any act or failure to act that breaches Section 5.04(a) or 5.04(b), regardless of whether such act or failure to act is permitted by Section 5.04(c) through 5.04(f); (b) any acquisition of Equity Securities of Newco or any member of the Newco Group by any Person or Persons (including, without limitation, as a result of an issuance of Newco Equity Securities or a merger of another entity with and into Newco or any member of the Newco Group) or any acquisition of assets of Newco or any member of the Newco Group (including, without limitation, as a result of a merger) by any Person or Persons; and (c) any Tax Authority withdrawing all or any portion of the Ruling or any Supplemental Ruling issued to Viad in connection with the Reorganization because of a breach by Newco or any member of the Newco Group of a representation made in this Agreement (or made in connection with the Ruling or any Supplemental Ruling).

     Section 5.10 Cooperation. (a) Without limiting the prohibition set forth in Section 5.07(c), until the first day after the Restriction Period, Newco shall furnish Viad with a copy of any ruling request that any member of the Newco Group may file with the IRS or any other Tax Authority and any opinion received that in any respect relates to, or otherwise reasonably could be expected to have any effect on, the Tax-Free Status of the Reorganization. Until the first day after the Restriction Period, Viad shall furnish Newco with a copy of any ruling request that any member of the Viad Group may file with the IRS or any other Tax Authority and any opinion received that in any respect relates to, or otherwise reasonably could be expected to have any effect on, the Tax-Free Status of the Reorganization.

     (b) Viad shall reasonably cooperate with Newco in connection with any request by Newco for an Unqualified Tax Opinion pursuant to Section 5.06(c), and Newco shall reasonably cooperate with Viad in connection with any request by Viad for an Unqualified Tax Opinion pursuant to Section 5.05(c).

     (c) Until the first day after the Restriction Period, (i) Newco will provide adequate advance notice to Viad in accordance with the terms of Section 5.10(d) of any action described in Sections 5.04(a) through 5.04(f) within a period of time sufficient to enable Viad to seek injunctive relief pursuant to 5.11 in a court of competent jurisdiction, and (ii) Viad will provide adequate advance notice to Newco in accordance with the terms of Section 5.10(d) of any action described in Sections 5.03(a) through 5.03(f) within a period of time sufficient to enable Newco to seek injunctive relief pursuant to 5.11 in a court of competent jurisdiction.

     (d) Each notice required by Section 5.10(c)(i) shall set forth the terms and conditions of any such proposed transaction, including, without limitation, (i) the nature of any related action proposed to be taken by the board of directors of Newco, (ii) the approximate number of Equity Securities of Newco or any member of the Newco Group (if any) proposed to be sold or otherwise issued, (iii) the approximate value of Newco’s assets (or assets of any member of the Newco Group) proposed to be transferred, and (iv) the proposed timetable for such transaction, all with sufficient particularity to enable Viad to seek such injunctive relief. Promptly, but in any event within 30 days, after Viad receives such written notice from Newco, Viad shall notify Newco in writing of Viad’s decision to seek injunctive relief pursuant to Section 5.11. Each notice required by Section 5.10(c)(ii) shall set forth the terms and conditions of any such proposed transaction, including, without limitation, (i) the nature of any related action proposed to be taken by the board of directors of Viad, (ii) the approximate number of Equity Securities of Viad or any member of the Viad Group (if any) proposed to be sold or otherwise issued, (iii) the approximate value of Viad’s assets (or assets of any member of the Viad Group) proposed to be transferred, and (iv) the proposed timetable for such transaction, all with sufficient particularity to enable Newco to seek such injunctive relief. Promptly, but in any event within 30 days, after Newco receives such written notice from Viad, Newco shall notify Viad in writing of Newco’s decision to seek injunctive relief pursuant to Section 5.11.

     (e) From and after the date Viad first requests a Supplemental Ruling pursuant to Section 5.07 until the first day after the two-year anniversary of the date that Viad receives such Supplemental Ruling (pursuant to Section 5.07(a) or 5.07(b)), (i) neither Newco nor any member of the Newco Group shall take (or refrain from taking) any action to the extent that such action or inaction would have caused a representation given by Newco in connection with any such request for a Supplemental Ruling to have been untrue as of the relevant representation date, had Newco or any member of the Newco Group intended to take (or refrain from taking) such action on the relevant representation date and (ii) neither Viad nor any member of the Viad Group shall take (or refrain from taking) any action to the extent that such action or inaction would have caused a representation given by Viad in connection with any such request for a Supplemental Ruling to have been untrue as of the relevant representation date, had Viad or any member of the Viad Group intended to take (or refrain from taking) such action on the relevant representation date.

     Section 5.11 Enforcement. The parties hereto acknowledge that irreparable harm would occur in the event that any of the provisions of this Article V were not performed in accordance with their specific terms or were otherwise breached. The parties hereto agree that, in order to preserve the Tax-Free Status of the Reorganization, injunctive relief is appropriate to prevent any violation of the foregoing covenants; provided, however, that injunctive relief shall not be the exclusive legal or equitable remedy for any such violation.

ARTICLE VI
MISCELLANEOUS

     Section 6.01 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable, the enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     Section 6.02 Modification of Agreement. No modification, amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto and then such modification, amendment or waiver shall be effective only in the specific instance and for the purpose for which given.

     Section 6.03 Conflict with the Distribution Agreement. Anything in this Agreement or the Distribution Agreement to the contrary notwithstanding, to the extent that there shall be a conflict between the provisions of this Agreement and the Distribution Agreement, the provisions of this Agreement shall control.

     Section 6.04 Notices. All notices or other communications required or permitted under this Agreement shall be delivered by hand, mailed by certified or registered mail, postage prepaid and return receipt requested, or sent by cable, telegram, telex or telecopy (confirmed by regular, first-class mail), to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

(b)	In the case of Viad, to:
Viad Corp
Viad Tower
Phoenix, Arizona 85077-0949
Attention: Executive Director – Taxes

With a copy to:
Viad Corp
Viad Tower
Phoenix, Arizona 85077
Attention: Vice President and General Counsel

(c)	In the case of Newco, to:
MoneyGram International, Inc.
1550 Utica Avenue South
Minneapolis, Minnesota 55416-5301
Attention: Vice President – Taxes

With a copy to:
MoneyGram International, Inc.
1550 Utica Avenue South
Minneapolis, Minnesota 55416-5301
Attention: General Counsel

     Section 6.05 Application to Present and Future Subsidiaries. This Agreement is being entered into by Viad and Newco on behalf of themselves and each member of the Viad Group and the Newco Group, respectively. This Agreement shall constitute a direct obligation of each such member and shall be deemed to have been readopted and affirmed on behalf of any corporation which becomes a member of the Viad Group or the Newco Group in the future. Viad and Newco hereby guarantee the performance of all actions, agreements and obligations provided for under this Agreement of each member of the Viad Group and the Newco Group, respectively. Viad and Newco shall, upon the written request of the other, cause any of their respective group members formally to execute this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the successors, assigns and persons controlling any of the corporations bound hereby.

     Section 6.06 Term. This Agreement shall commence on the date of execution indicated above and shall continue in effect until otherwise agreed to in writing by Viad and Newco, or their successors.

     Section 6.07 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part or to affect the meaning or interpretation of this Agreement.

     Section 6.08 Singular and Plural. As used herein for all purposes throughout this Agreement, the singular shall include the plural and vice versa.

     Section 6.09 Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

     Section 6.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all on the day and year first above written.

VIAD CORP, a Delaware corporation

By:

Name:

Title:

MONEYGRAM INTERNATIONAL, INC., a Delaware corporation

By:

Name:

Title: